UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

Solera National Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53181	02-0774841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

319 S. Sheridan Blvd.
Lakewood, CO 80226
303-209-8600
(Address and telephone number of principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On June 7, 2013, Solera National Bank (the "Bank"), the wholly-owned banking subsidiary of Solera National Bancorp, Inc. (the "Company"), completed the acquisition of customer deposits from Liberty Savings Bank, FSB, pursuant to the terms and conditions of the Purchase and Assumption Agreement dated as of February 15, 2013. The Bank acquired approximately $6 million in deposits. The Company issued the press release, attached as Exhibit 99.1 to this Form 8K, announcing the completion of the transaction.

Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The acquisition of the deposits of Liberty Savings Bank, FSB, was not considered significant as specified in Rule 3-05(b) of Regulation S-X and, therefore, historical financial statements are not required.

(b) Pro Forma Financial Information. The acquisition of the deposits of Liberty Savings Bank, FSB, was not considered significant as specified in Article 11 of Regulation S-X and, therefore, pro forma financial information is not required.

(c) Not Applicable.

(d) Exhibits.

Exhibit No.         Description
99.1            Press Release dated June 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera National Bancorp, Inc.
(Registrant)

Date: June 11, 2013	By:	/s/ Robert J. Fenton
	Name:	Robert J. Fenton
	Title:	Executive Vice President and Chief Financial Officer